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Coopers & Lybrand

Consent of Independent Accountants

We consent to the inclusion in this registration statement on Pre-effective Amendment No. 2 to Form S-4 (File No. 333-24823) of our report dated January 31, 1997 (except Note 11, as to which the date is March 12, 1997), on our audits of the consolidated financial statements of Fairfield Manufacturing Company, Inc. and Subsidiary. We also consent to the reference to our firm under the caption "Experts."



                                            Coopers & Lybrand L.L.P.


Indianapolis, Indiana
June 10, 1997